EXHIBIT 99.1
FOR IMMEDIATE RELEASE:
November 29, 2018
X-energy and Centrus Begin Advanced Nuclear Fuel Fabrication Facility Design
-Work also beginning on license application development-
BETHESDA, Md. – Centrus Energy Corp. (NYSE American: LEU) has signed a new services contract with X Energy, LLC (X-energy) to proceed with the preliminary design of a facility to fabricate advanced nuclear fuel. The contract builds upon the companies’ prior contract, signed in March 2018, to complete a conceptual design of the facility.
“This collaboration between X-energy and Centrus puts our two companies at the forefront of the effort to supply the fuel for the next generation of nuclear reactors,” said Daniel Poneman, president and CEO of Centrus. “We see great promise in this market and believe the advanced TRISO fuel to be produced in this facility will offer an attractive and competitive solution to power advanced reactors around the world.”
Dr. Pete Pappano, Principal Investigator for X-energy’s DOE Cooperative Agreement and VP of Fuels Production, stated “This collaboration builds off of an already successful effort that concluded with the conceptual layout of the TRISO-X Fuel Fabrication Facility. With this new agreement, X-energy and Centrus will complete the preliminary and final designs of the TRISO-X Facility, positioning the companies to be first to market in the sector of high assay low enriched uranium (HALEU) TRISO-based fuel for advanced reactors and, potentially, accident tolerant fuel for the existing light water reactor fleet.”
Under the agreement, Centrus will provide X-energy with technical expertise and resources to support the preliminary design of a facility to produce X-energy’s uranium oxycarbide (UCO) tristructural isotropic (TRISO) fuel forms. This effort includes detailed nuclear criticality safety analysis, infrastructure design, and balance of plant support systems, as well as initial work on a license application for the facility. Centrus is also providing facility space to X-energy at Centrus’ Technology and Manufacturing Center in Oak Ridge, Tenn., where X-energy and Centrus employees are working together on the project. TRISO fuel forms can meet the requirements for the X-energy Xe-100 high temperature gas cooled reactor, as well as for other advanced nuclear reactor technologies being developed around the world.
The services contract supports the companies’ previously announced joint effort to prepare a deployment plan for X-energy’s TRISO fuel technology; design a cost-effective, highly automated fuel manufacturing process line; and seek funding for a future commercial fuel production facility.
About Centrus Energy
Centrus is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the

Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal.
With world-class technical capabilities, Centrus offers turnkey engineering and advanced manufacturing solutions to its customers. The Company is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.
About X-energy
X-energy is an advanced nuclear reactor design and TRISO-based fuel fabrication company.  X-energy is developing an innovative nuclear power plant design solution. The Xe-100 is a 200MWt (75MWe) high temperature gas-cooled pebble bed modular reactor that requires less time to construct, uses factory-produced components, cannot melt down, and is "walk-away" safe without operator intervention. In concert with Xe-100 design, X-energy is actively producing TRISO-based fuel forms and is implementing pilot scale manufacturing capacities. Reactor and fuel activities are supported by $38.5M in private investment, a five-year $53M DOE Cooperative Agreement for advanced reactor and TRISO fuel research, and a three-year Cooperative Agreement (funded to $10M) for design and license application development of a commercial TRISO-X HALEU fuel fabrication facility.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include risks: the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; risks associated with our reliance on third-party suppliers to provide essential services to us; risks related to actions that may be taken by the U.S. government, the Russian government or other governments that could affect our ability to perform or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements; the impact of government regulation including by the U.S. Department of Energy and the U.S. Nuclear Regulatory Commission; failures or security breaches of our information technology systems; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including under Part 1. Item1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017.
Contact
X-energy: Melanie White Lyons, (301) 363-2839, mlyons@x-energy.com
Centrus: Jeremy Derryberry, (301) 564-3392, derryj@centrusenergy.com